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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 22, 1999 with respect to the financial statements of The Manufacturers Life Insurance Company of New York and October 20, 1999 with respect to the financial statements of The Manufacturers Life Insurance Company of New York Separate Account B in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 File No. 333-83023).




                                           ERNST & YOUNG LLP


Boston, Massachusetts
October 29, 1999